February 7, 2002

Board of Directors
7900 Westpark Drive, Suite T300
McLean, VA 22102

Members of the Board of Directors:

	We have acted as special counsel to Sideware Systems, Inc., a Yukon corporation (the "Company"), in connection with the corporate proceedings taken and to be taken relating to the merger of KM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), with and into KnowledgeMax, Inc., a Delaware corporation ("KnowledgeMax"), with KnowledgeMax being the surviving corporation (the "Merger"). With respect to the registration statement on Form S-4 (the "Registration Statement") filed today with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 227,826,300 shares of common stock, $.01 par value, of the Company (the "Shares") to be issued to the (i) holders of common stock of KnowledgeMax as merger consideration pursuant to that certain Agreement and Plan of Merger and Reorganization, dated December 7, 2001 (the "Merger Agreement"), by and among the Company, the Merger Sub, and KnowledgeMax and (ii) holders of common shares, no par value, of the Company in exchange for their existing common shares in connection with the domestication of the Company from Canada to the State of Delaware pursuant to the Merger Agreement (the "Domestication," and together with the Merger, the "Transaction"), we have examined, are familiar with and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the form of certificate of domestication, certificate of incorporation and bylaws of the Company to be filed with the Secretary of State of the State of Delaware, (iii) the Merger Agreement, (iv) the resolutions adopted by the Board of Directors of the Company relating to the Merger Agreement and (v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company, KnowledgeMax and Merger Sub or others as we have deemed necessary or appropriate. Based on the above, and subject to the qualifications below, it is our opinion that:

	The Shares to be issued in the Transaction, when (i) the pertinent provisions of the Securities Act of 1933 and such "blue sky," securities, and take-over laws as may be applicable have been complied with and (ii) the Shares to be issued have been duly delivered against payment therefor as set forth in the Merger Agreement, such Shares will be legally issued, fully paid and non-assessable.

	In connection with rendering the opinion above, we have assumed without independent investigation or verification, (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (iii) and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the Merger Agreement among the Company, KnowledgeMax and Merger Sub, as well as such other records, documents, instruments and certificates we have reviewed, (iv) that the shares of capital stock of KnowledgeMax and the Company exchanged by the holders thereof in the Transaction are validly authorized, validly issued, fully paid and non-assessable, (iv) that the Company's form of Delaware stock certificate is in due and proper form, in accordance with the requirements of the Company's certificate of incorporation, bylaws and the Delaware General Corporate Law, and (v) that the Company's domestication to Delaware is effected in accordance with the requirements of the Delaware General Corporate Law and the Delaware certificate of domestication, certificate of incorporation and bylaws of the Company, in the form examined by us, are filed with, and accepted by, the Secretary of State of the State of Delaware.

	Our opinion is limited to applicable provisions of the Delaware General Corporation Law without reference to conflict of laws and to matters of federal law. We express no opinion with respect to the laws of any other jurisdiction.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the joint proxy statement-prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ Silver, Freedman & Taff L.L.P.